UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009

WMS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On November 9, 2009, the Corporation received notice of and accepted Phyllis Redstone’s exercise of her right to terminate that certain amended voting proxy agreement (the “Agreement”), dated November 8, 2002, as amended October 18, 2006, pursuant to which Ms. Redstone had granted a voting proxy to Mr. Brian R. Gamache, the Corporation’s Chairman and Chief Executive Officer. The term of the Agreement would have extended until November 7, 2012, if not earlier terminated. The effective date of the termination of the Agreement is October 15, 2009. Ms. Redstone also confirmed that as of October 15, 2009 she held 75,000 shares of the Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS Industries Inc.

/S/ KATHLEEN J. MCJOHN
Name:	Kathleen J. McJohn
Title:	Vice President, General Counsel and Secretary

Date: November 12, 2009

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